                                                                     EXHIBIT 4.3


              CERTIFICATE OF CORRECTION OF ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                       INTEGRATED MEDICAL SYSTEMS, INC.


Pursuant to the Colorado Business Corporation Act, Section 7-101-205, C.R.S., the undersigned hereby executes the following certificate of correction:

FIRST:   The name of the corporation is Integrated Medical Systems, Inc.
organized under the laws of the State of Colorado.

SECOND: The Document being corrected is the Articles of Amendment to the Articles of Incorporation, a copy of which is attached hereto.

THIRD:   Date document was filed: May 23, 1994.

FOURTH:  Statement of incorrect information:

      Reference to "Paragraph A" was omitted in connection with the amendment to
      Article V of the Articles of Incorporation. Insertion of a reference to "Paragraph A" makes it clear that the other paragraphs of Article V of the Articles of Incorporation were not intended to be deleted or otherwise amended.

FIFTH:   Statement of Corrected information:

      The second paragraph of the Articles of Amendment to the Articles of Incorporation of Integrated Medical Systems, Inc. should read in pertinent part:

         "SECOND: The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on April 22, 1994, in the manner prescribed by the Colorado Corporation Code:

         (1) ARTICLE V, PARAGRAPH A, CAPITAL STOCK, IS AMENDED TO READ AS
                                     -------------
         FOLLOWS:"

Dated:   April 25, 1995.
         --------

                                               INTEGRATED MEDICAL SYSTEMS, INC.,
                                               a Colorado Corporation


                                               By: /s/ Charles I. Brown,
                                                   ----------------------------
                                                   Charles I. Brown,
                                                   Sr. Vice President

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                       INTEGRATED MEDICAL SYSTEMS, INC.

     Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:  The name of the corporation is Integrated Medical Systems, Inc.

     SECOND: The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on April 22, 1994, in the manner prescribed by the Colorado Corporation Code:

     (1)  ARTICLE V, CAPITAL STOCK, IS AMENDED TO READ AS FOLLOWS:
                     -------------

             A.  Authorized Stock.  The aggregate number of shares of capital
                 ----------------
             stock the corporation is authorized to issue is: Two Million (2,000,000) shares of Series B Preferred Stock, par value One Dollar ($1.00) per share (the "Series B Preferred"); Five Million (5,000,000) shares of Series C Preferred Stock, par value One Dollar ($1.00) per share (the "Series C Preferred"); and Twenty-Five Million (25,000,000) shares of Common Stock, without par value (the "Common Stock"); and the relative rights of the shares of each class are as follows:

             1.  Series B Preferred Stock. The corporation may issue up to two
                 ------------------------
             million (2,000,000) shares of Series B Preferred Stock from time to time upon such terms and conditions as the Board of Directors shall determine. The Board of Directors is hereby expressly vested with authority to fix and determine the relative rights and preferences of the Series B Preferred Stock so issued to the full extent permitted by these Articles of Incorporation and the laws of the State of Colorado in respect of the following:

             (a) The number of shares of Series B Preferred Stock to be issued from time to time;

             (b) The rate and preference of any dividends and the time of payment of any dividends, whether dividends are cumulative and the date from which any dividend will accrue;

             (c) Whether the Series B Preferred Stock may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

             (d) The par value and the amount payable upon the Series B Preferred Stock in the event of voluntary or involuntary liquidation;

             (e) Sinking fund or other provisions, if any, for the redemption or purchase of Series B Preferred Stock;

             (f) The terms and conditions upon which the Series B Preferred Stock may be converted, if the Series B Preferred Stock is issued with the privilege of conversion;

             (g)    Voting rights, if any;

             (h) Whether the holders of the Series B Preferred Stock shall be entitled to elect any of the directors of the corporation; and

             (i) Any other relative rights and preferences of the Series B Preferred Stock issued, including, but without limitation, any restriction on an increase in the number of shares of Series B Preferred Stock of any series theretofore authorized and any limitation or restriction of rights or powers to which any of the Series B Preferred Stock shall be subject.

             2.     Series C Preferred Stock.  The Corporation may issue up to
                    ------------------------
             Five Million (5,000,000) shares of Series C Preferred Stock from time to time upon such terms and conditions as the Board of Directors shall determine. The Board of Directors is hereby expressly vested with authority to fix and determine the relative rights and preferences of the Series C Preferred Stock so issued to the full extent permitted by these Articles of Incorporation and the laws of the State of Colorado in respect of the following:

             (a) The number of shares of Series C Preferred Stock to be issued from time to time;

             (b) The rate and preference of any dividends and the time of payment of any dividends, whether dividends are cumulative and the date from which any dividend will accrue;


             (c) Whether the Series C Preferred Stock may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

             (d) The amount payable upon issuance of the Series C Preferred Stock in the event of voluntary or involuntary liquidation, provided that the rights of holders of the Series C Preferred Stock shall be subject to the prior right of holders of the Series B Preferred Stock;

             (e) Sinking fund or other provisions, if any, for the redemption or purchase of Series C Preferred Stock;

             (f) The terms and conditions upon which the Series C Preferred Stock may be converted, if the Series C Preferred Stock is issued with the privilege of conversion;

             (g)    Voting rights, if any;

             (h) Whether the holders of the Series C Preferred Stock shall be entitled to elect any of the directors of the Corporation; and

             (i) Any other relative rights and preferences of the Series C Preferred Stock issued, including but without limitation, any restriction on an increase in the number of shares of Series C Preferred Stock of any series theretofore authorized and any limitation or restriction of rights or powers to which any of the Series C Preferred Stock shall be subject.

             3.     Common Stock.
                    ------------

             (a) The rights of the holders of Common Stock to receive dividends, or to share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and rights given to the holders of the Series B Preferred Stock and the Series C Preferred Stock.

             (b) The holders of the Common Stock shall be entitled to vote for each common share held by them of record at the time of determining the holders thereof entitled to vote.


     (2)  NEW ARTICLE XIV IS ADDED TO READ AS FOLLOWS:

                                  ARTICLE XIV
                                  -----------
                              DIRECTOR LIABILITY
                              ------------------

A director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except that this provision shall not limit the liability of a director to the corporation or to its shareholders for monetary damages for: (i) any breach of the director's duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in
Section 7-5-114 of the Colorado Corporation Code as the same may be amended from time to time; (iv) any transaction from which the director derived an improper personal benefit. If the Colorado Corporation Code as the same may be amended to authorize corporation actions further limiting or eliminating the personal liability of directors, then the liability of a director of the corporation shall be limited or eliminated to the fullest extent permitted by the Colorado Corporation Code, as so amended.

THIRD: The number of shares voted for the above amendment was sufficient for approval.

FOURTH: The amendment does not provide for an exchange, reclassification or cancellation of issued shares as the Series A Preferred Stock was converted to Common Stock.

FIFTH: The amendment does not effect a change in the amount of stated capital of the corporation.



DATED:  MAY 18, 1994.
        ------

                                                INTEGRATED MEDICAL SYSTEMS, INC.
                                                a Colorado corporation


                                                By: /s/ Charles I. Brown
                                                   --------------------------
                                                      Charles I. Brown
                                                      Sr. Vice President


                                                By: /s/ James A. Larson
                                                   --------------------------
                                                      James A. Larson
                                                      Sercretary

STATE OF COLORADO           )
                            ) ss:
CITY AND COUNTY OF DENVER   )

     I, Sharon H. Lewis, a Notary Public, do hereby certify that on this 18th day of May, 1994, personally appeared before me, Charles I. Brown and James A. Larson, who being by me first duly sworn declare that they are the Sr. Vice President and Secretary respectively, of Integrated Medical Systems, Inc. and that they read the foregoing document and that the statements contained therein are true.

WITNESS MY HAND AND OFFICIAL SEAL.

My commission expires: April 19, 1998


S E A L
                                              /s/ Sharon H. Lewis
                                              ----------------------------------
                                              Notary Public

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                       INTEGRATED MEDICAL SYSTEMS, INC.

     Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is Integrated Medical Systems, Inc.

     SECOND: The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on October 22, 1993, in the manner prescribed by the Colorado Corporation Code:

     (1) Article V, Section A, Authorized Stock, is amended to read as follows:
                               ----------------
     "Authorized Stock.  The aggregate number of shares of capital stock the
     -----------------
     corporation is authorized to issue is: Five Hundred Thousand (500,000) shares of Series A Preferred Stock, par value One Dollar ($1.00) per share (the "Series A Preferred"); Two Million (2,000,000) shares of Series B Preferred Stock, par value One Dollar ($1.00) per share (the "Series B Preferred"); Five Million (5,000,000) shares of Series C Preferred Stock, par value One Dollar ($1.00) per share (the "Series C Preferred"); and Twenty-Five Million (25,000,000) shares of Common Stock, without par value (the "Common Stock"); and the relative rights of the shares of each class are as follows:"

     (2) A new Subparagraph 3. to Article V, Section A, is adopted as follows:

     "3. Series C Preferred Stock. The Corporation may issue up to Five Million (5,000,000) shares of Series C Preferred Stock from time to time upon such terms and conditions as the Board of Directors shall determine. The Board of Directors is hereby expressly vested with authority to fix and determine the relative rights and preferences of the Series C Preferred Stock so issue to the full extent permitted by these Articles of Incorporation and the laws of the State of Colorado in respect of the following:

     (a) The number of shares of Series C Preferred Stock to be issued from time to time;

     (b) The rate and preference of any dividends and the time of payment of any dividends, whether dividends are cumulative and the date from which any dividend will accrue;

     (c) Whether the Series C Preferred Stock may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

     (d) The amount payable upon issuance of the Series C Preferred Stock in the event of voluntary or involuntary liquidation, provided that the rights of holders of the Series C Preferred Stock shall be subject to the prior right of holders of the Series B Preferred Stock;

     (e) Sinking fund or other provisions, if any, for the redemption or purchase of Series C Preferred Stock;

     (f) The terms and conditions upon which the Series C Preferred Stock may be converted, if the Series C Preferred Stock is issued with the privilege of conversion;

     (g)     Voting rights, if any;

     (h) Whether the holders of the Series C Preferred Stock shall be entitled to elect any of the directors of the Corporation; and

     (i) Any other relative rights and preferences of the Series C Preferred Stock issued, including but without limitation, any restriction on an increase in the number of shares of Series C Preferred Stock of any series theretofore authorized and any limitation or restriction of rights or powers to which any of the Series C Preferred Stock shall be subject."

     (3)  A new Subparagraph 4.  to Article V, Section A, is adopted as follows:

     "4.  Common Stock.
          ------------

     (a) The rights of the holders of Common Stock to receive dividends, or to share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and rights given to the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred stock.

     (b) The holders of the Common Stock shall be entitled to vote for each common share held by them of record at the time of determining the holders thereof entitled to vote."

     THIRD: The number of shares voted for the above amendment was sufficient for approval.

     FOURTH: The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

     FIFTH: The amendment does not effect a change in the amount of stated capital of the corporation.

     Dated:     November 30, 1993.
            ---------------

                                               INTEGRATED MEDICAL SYSTEMS, INC.,
                                               a Colorado corporation


                                               By: /s/ Charles Brown
                                                  ------------------------------
                                                 Charles Brown,
                                                 Senior Vice President


                                               By: /s/ Donald S. Chenoweth
                                                  ------------------------------
                                                 Donald S. Chenoweth,
                                                 Assistant Secretary


STATE OF COLORADO )
  CITY AND        ) ss.
COUNTY OF DENVER  )

   I, Geraldine A. Kenney, a Notary Public, do hereby certify that on this 30th
      -------------------                                                  ----
day of November , 1993, personally appeared before me Charles Brown and Donald
       ---------
S. Chenoweth, who being by me first duly sworn declare that they are the Senior Vice President and Assistant Secretary, respectively, of Integrated Medical Systems, Inc. and that they read the foregoing document and that the statements contained therein are true.


   Witness my hand and official seal.

   My commission expires:  October 4, 1995
                          --------------------


S E A L                                      /s/ Geraldine A. Kenney
                                             -----------------------------------
                                             Notary Public

                         ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                       INTEGRATED MEDICAL SYSTEMS, INC.


      Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

I.   The name of the corporation is Integrated Medical Systems, Inc.

II. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation effective June 2, 1986, in the manner prescribed by the Colorado Corporation Code:

     Paragraph A of Article V to the Articles of Incorporation shall be amended to read in its entirety as follows:

                                   ARTICLE V
                                   ---------

                                 CAPITAL STOCK
                                 -------------

A.   Authorized Stock.  The aggregate number of shares of capital stock the
     ----------------
     corporation is authorized to issue is: five hundred thousand (500,000) shares of Series A Preferred Stock, par value One Dollar ($1.00) per share (the "Series A Preferred"); two million (2,000,000) shares of Series B Preferred Stock, (the "Series B Preferred"); and ten million (10,000,000) shares of Common Stock, without par value (the "Common Stock"); and the relative rights of the shares of each class are as follows:

     1.   Series A Preferred Stock
          ------------------------

          (a)    Convertibility. The five hundred thousand (500,000) shares of
                 --------------
                 Series A Preferred Stock, shall be convertible, on a share-for-share basis, into five hundred thousand (500,000) shares of Common Stock, at the option of the holder and in whole or in part, at any time on or before December 31, 1992.

          (b)    Liquidation Value. The Series A Preferred Stock shall have a
                 -----------------
                 value on liquidation of One Dollar ($1.00) per share plus accrued and unpaid dividends (the "Liquidation Value").

          (c)    Dividends.  The Series A Preferred Stock will earn cumulative
                 ---------
                 dividends at a rate of twelve per cent (12%) per annum on Liquidation Value. The dividends shall be paid quarterly on the dates of October 31, January 31, April 30 and July 31 during each year that the Series A Preferred Stock remains outstanding.

          (d)    Voting Rights.  Each share of the Series A Preferred Stock
                 -------------
                 shall have the same voting rights as each share of Common
                 Stock.

          (e)    Liquidation. Upon any liquidation, dissolution or winding up of
                 -----------
                 the corporation, the holders of the Series A Preferred Stock will be entitled to be paid, before any distribution or payment is made to the holders of the Common Stock, an amount in cash equal to the aggregate Liquidation Value of all the Series A Preferred Stock then outstanding and the holders of the Series A Preferred Stock will not be entitled to any further or additional payment.

          (f)    Dilution and Other Provisions.  The corporation may enter into
                 -----------------------------
                 appropriate agreements with the purchasers and holders of the Series A Preferred Stock so as to protect the holders of the Series A Preferred Stock from dilution and to provide for such other conditions as may be agreed to between such purchasers and holders and the corporation.

     2.   Series B Preferred Stock
          ------------------------

          The corporation may issue up to two million (2,000,000) shares of Series B Preferred Stock from time to time upon such terms and conditions as the Board of Directors shall determine. The Board of Directors is hereby expressly vested with authority to fix and determine the relative rights and preferences of the Series B Preferred Stock so issued to the full extent permitted by these Articles of Incorporation and the laws of the State of Colorado in respect of the following:

          a) The number of shares of Series B Preferred Stock to be issued from time to time;

          b) The rate and preference of any dividends and the time of payment of any dividends, whether dividends are cumulative and the date from which any dividend will accrue;

          c) Whether the Series B Preferred Stock may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

          d) The par value and the amount payable upon the Series B Preferred Stock in the event of voluntary or involuntary liquidation;

          e) Sinking fund or other provisions, if any, for the redemption or purchase of Series B Preferred Stock;

          f) The terms and conditions upon which the Series B Preferred Stock may be converted, if the Series B Preferred Stock is issued with the privilege of conversion;

          g)     Voting rights, if any;

          h) Whether the holders of the Series B Preferred Stock shall be entitled to elect any of the directors of the corporation; and

          i) Any other relative rights and preferences of the Series B Preferred Stock issued, including, but without limitation, any restriction on an increase in the number of shares of Series B Preferred Stock of any series theretofore authorized and any limitation or restriction of rights or powers to which any of the Series B Preferred Stock shall be subject.

     3.   Common Stock
          ------------

          a) The rights of the holders of Common Stock to receive dividends, or to share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the corporation shall be subject to the preferences, limitations and rights given to the holders of the Series A Preferred Stock and the Series B Preferred Stock.

          b) The holders of the Common Stock shall be entitled to one vote for each common share held by them of record at the time of determining the holders thereof entitled to vote.

III. The date upon which the above Articles of Amendment were unanimously adopted by the shareholders of the corporation and by its Board of Directors was effective June 2, 1986. The number of shares of the corporation outstanding at the time such amendment was adopted was five hundred thousand (500,000) shares of preferred stock and two million twenty nine thousand and forty six (2,029,046) shares of Common

     Stock and the number of shares entitled to vote thereon was five hundred thousand (500,000) shares of preferred stock and two million twenty nine thousand and forty six (2,029,046) shares of Common Stock. Such vote was sufficient to approve and adopt the Amendment.

IV. Prior to the foregoing Amendment to Paragraph A of Article V of the corporation's Articles of Incorporation, the corporation had only two classes of capital stock outstanding, consisting of the Common Stock, as above defined, and preferred stock, all outstanding shares of which were entitled to and did vote on the Amendment.

V. The Amendment of the Articles of Incorporation was adopted by the unanimous consent of the Directors and the unanimous consent of all of the holders of the Common and preferred shares of the corporation effective June 2, 1986, in accordance with Section 7-4-122 (2) of the Colorado Corporation Code.

VI. The Amendment does not effect a change in the amount of stated capital of the corporation.

Dated: June 2, 1986


                                               INTEGRATED MEDICAL SYSTEMS, INC.,
                                               a Colorado corporation


                                               By: /s/ John A. McChesney
                                                  ------------------------------
                                                  John A.  McChesney, President

S E A L

ATTEST:

/s/ James A. Larson
-----------------------------------
James A.  Larson, Secretary

STATE OF COLORADO             )
CITY AND COUNTY OF JEFFERSON  )

     Before me, Ruth Hanna, a Notary Public in and for such County and State
                ----------
personally appeared John A. McChesney and James A. Larson, who acknowledged before me that they are the President and Secretary, respectively, of Integrated Medical Systems, Inc., and that they signed the foregoing Articles of Amendment to the Articles of Incorporation as their free and voluntary act and deed for the use and purpose therein stated and that the facts therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this  7th  day of
                                                                  -------
 July , 1986.
------

                                                        /s/ Ruth Hanna
                                                     ---------------------------
                                                     Notary Public

S E A L


My commission expires:  February 21, 1989
                       ------------------

                         ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                       INTEGRATED MEDICAL SYSTEMS, INC.


     Pursuant to the provisions of the Colorado Corporation Code the undersigned corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

     I.   The name of the corporation is Integrated Medical Systems, Inc.

     II. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation effective July 29, 1985, in the manner prescribed by the Colorado Corporation Code:

          Paragraph A of Article V to the Articles of Incorporation shall be amended to read in its entirety as follows:

                                   ARTICLE V
                                   ---------

                                 CAPITAL STOCK
                                 -------------

     A.   Authorized Stock.  The aggregate number of shares of stock the
          ----------------
corporation is authorized to issue is five hundred thousand (500,000) shares of preferred stock, par value One Dollar ($1.00) per share, and ten million (10,000,000) shares of common stock, without par value, and the relative rights of the shares of each class are as follows:

          1.   Preferred Stock:
               ---------------

               (a)  Convertibility.  The 500,000 shares of preferred stock, par
                    --------------
          value $1.00 per share, shall be convertible, on a share-for-share basis, into 500,000 shares of common stock, without par value, at the option of the holder and at any time before the redemptions specified in Subparagraph V-A-1(c) below.

               (b)  Dividends.  The preferred stock shall have a value on
                    ---------
          liquidation of One Dollar ($1.00) per share plus accrued and unpaid dividends (the "Liquidation Value") and such preferred stock will earn cumulative dividends at a rate of twelve percent (12%) per annum of Liquidation Value. The dividends shall be paid quarterly on the dates of October 31, January 31, April 30 and July 31 during each year that the preferred stock remains outstanding.

               (c)  Redemption.  Unless previously converted, the corporation
                    ----------
          must redeem all 500,000 shares of the preferred stock at the Liquidation Value and the number of shares of preferred stock to be so redeemed and the dates for each such redemption shall be as follows:

                                                Number of Shares
          Date of Redemption                     to be Redeemed
          ------------------                    ----------------
          December 31, 1990                         166,666
          December 31, 1991                         166,667
          December 31, 1992                         166,667

               (d)  Sinking Fund.  The corporation shall have no obligation to
                    ------------
          establish a sinking fund for the redemption of the preferred stock.

               (e)  Voting Rights.  Each share of preferred stock shall have the
                    -------------
          same voting rights as each share of common stock.

               (f)  Liquidation.  Upon any liquidation, dissolution or winding
                    -----------
          up of the corporation, the holders of the preferred stock will be entitled to be paid, before any distribution or payment is made to the holders of common stock, an amount in cash equal to the aggregate Liquidation Value of all preferred stock then outstanding and the holders of the preferred stock will not be entitled to any further or additional payment.

               (g)  Dilution.  The corporation will protect the holders of the
                    --------
          preferred stock from dilution. The conversion price will be reduced and the number of shares increased in the event the corporation sells or issues common stock, warrants, options or other rights to purchase common stock at a price of less than One Dollar ($1.00) per share; provided however, that this provision shall not apply to shares reserved for issuance to key employees of the corporation who receive or purchase shares of common stock pursuant to stock bonus, stock option or other incentive-type stock purchase programs approved by the corporation's Board of Directors.

          2.   Common Stock:
               ------------

               (a) The rights of the holders of common stock to receive dividends, or to share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the corporation shall be subject to the preferences, limitations and rights given to the holders of the preferred stock.

               (b) The holders of the common stock shall be entitled to one vote for each common share held by them of record at the time of determining the holders thereof entitled to vote.

   III. The date upon which the above Articles of Amendment were adopted unanimously by the shareholders of the corporation and by its Board of Directors was effective July 29, 1985. The number of shares of the corporation outstanding at the time such amendment was adopted was 2,256,000 and the number of shares entitled to vote thereon was 2,256,000.

    IV. Prior to the foregoing Amendment to Paragraph A of Article V, the corporation had only one class of stock outstanding, it being no par value common stock, all outstanding shares of which were entitled to vote on the amendment.

     V. The Amendment to the Articles of Incorporation was adopted by the Unanimous Consent of the Directors and Shareholders of the corporation effective July 29, 1985, in accordance with Section 7-4-122(2) of the Colorado Corporation Code.

    VI. The amendment does not effect a change in the amount of stated capital of the corporation.

     Dated: August 28, 1985.
                   --

                                      INTEGRATED MEDICAL SYSTEMS, INC.,
                                      a Colorado corporation


                                      By: /s/ John A. McChesney
                                         ---------------------------------------
                                         John A. McChesney, President

S E A L

ATTEST:

  /s/ James A. Larson
----------------------------------
James A. Larson, Secretary

STATE OF COLORADO         )  ss.
CITY AND COUNTY OF DENVER )

     Before me,        Nancy J. Morrison       , a Notary Public in and for
                -------------------------------
such County and State personally appeared John A. McChesney and James A. Larson, who acknowledged before me that they are the President and Secretary, respectively, of Integrated Medical Systems, Inc., and that they signed the foregoing Articles of Amendment to the Articles of Incorporation as their free and voluntary act and deed for the use and purpose therein stated and that the facts therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 28th day of
                                                                   ----
August, 1985.
------

                                          /s/ Nancy J. Morrison
                                       -----------------------------------------
                                       Notary Public

S E A L


My Commission Expires:    August 16, 1988
                      -------------------------

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF
                                      --

                       INTEGRATED MEDICAL SYSTEMS, INC.
                       --------------------------------

     I, the undersigned natural person of the age of eighteen years or more, acting as incorporator in order to organize and establish a corporation under and pursuant to the Colorado Corporation Code, hereby adopt the following Articles of Incorporation for said corporation:

                                   ARTICLE I
                                   ---------

                                     NAME
                                     ----

     The name of the corporation is INTEGRATED MEDICAL SYSTEMS, INC.

                                  ARTICLE II
                                  ----------

                               TERM OF EXISTENCE
                               -----------------

     The period of duration of the corporation shall be perpetual.

                                  ARTICLE III
                                  -----------

                                    PURPOSE
                                    -------

     This corporation is organized for the purpose of transacting any and all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code, including, but not limited to, the following:

     A. To create, develop, design, manufacture, assemble, distribute, sell and market products, systems and services of whatever kind and character; to assess, rate, appraise and evaluate corporations, partnerships, joint ventures and business ventures and organizations of whatever kind and character; to arrange for and participate in the acquisition, sale, consolidation, merger, financing, management and development of such business ventures and organizations or the assets of such ventures or organizations; and to otherwise own, hold, operate, manage, finance, develop, sell, acquire and deal in and with business ventures of all types, including the assets of such ventures or organizations;

     B. To acquire by purchase, exchange, lease or otherwise, and to own, hold, use, manage, develop, repair, demolish, operate, sell, assign, lease, transfer, convey, exchange, mortgage, grant security interests in, pledge or otherwise encumber, dispose of or deal in and with, real and personal property, tangible and intangible, of every class or description whatsoever and all rights and privileges therein wheresoever situate, and including, but not limited to, stock, stock rights, options or warrants, debentures, bonds and other obligations and securities of corporations or other entities, whether in connection with or incident or related to the foregoing purposes or otherwise;


     C. To invest, on behalf of itself or others, in any form, any part of its capital and such additional funds as it may obtain, in any corporation, association, partnership, organization, venture or entity of any kind or character and otherwise acquire such interests therein as the Board of Directors may from time to time deem convenient or proper and actively engage in, promote, manage and otherwise protect and develop any investment or interest so acquired, whether in connection with or incident or related to the foregoing purposes or otherwise;

     D. To provide services and to act as agent, factor or employee for any entity or individual, whether in connection with or incident to the foregoing purposes or otherwise;

     E. In general, to do any and all things herein set forth, together with any act or thing reasonably to be implied from or connected in any way therewith, and

     F. In general, to carry on any other lawful business or activity whatsoever, whether or not connected with any of the foregoing purposes, which is calculated directly or indirectly to promote the interests of the corporation and to enhance the value of its property.

                                  ARTICLE IV
                                  ----------

                                    POWERS
                                    ------

     The corporation shall have and may exercise, either as principal or agent and either alone or in connection with other corporations, partnerships, firms, businesses, associations or individuals, any and all of the powers, rights and privileges now or hereafter permitted, given or granted by the laws of the State of Colorado. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The corporation may conduct its business in any part of the United States or of the world and it may hold, purchase, mortgage, lease, convey and otherwise deal in any way with real and personal property in such places. With-out in any manner limiting the generality of the foregoing, the corporation shall have the following additional powers:

     A. To borrow money for any and all corporate purposes from corporate officers or directors, or from shareholders of the corporation;

     B. To lend money to, to guarantee the obligations of and to otherwise assist its employees (other than employees who are also directors of the corporation) and, upon the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of the corporation which are entitled to vote for directors, to lend money to, to guarantee the obligations of and to otherwise assist the directors of the corporation or of any other corporation, the majority of whose voting capital stock is owned by the corporation; and

     C. To aid in any manner any corporation, partnership, firm, business, association, individual or issuer of which any stocks, bonds, debentures or other securities or evidences of indebtedness are held by the corporation; and to do all acts or things designed to protect, improve or enhance the value of any such stocks, bonds, debentures or other securities or evidences of indebtedness.

                                   ARTICLE V
                                   ---------

                                 CAPITAL STOCK
                                 -------------

     A.  Authorized Stock. The aggregate number of shares of stock the
         ----------------
corporation is authorized to issue is ten million (10,000,000) shares of common stock without par value.

     B.  Issuance and Disposition. The corporation, in the discretion and upon
         ------------------------
resolution of the Board of Directors, may at any time and from time to time issue and dispose of any of the unissued stock or treasury stock of the corporation and may create optional rights to purchase or subscribe for shares of stock of the corporation. Such stock may be issued and disposed of for such kind and amount of consideration and to such persons, firms and corporations, and such optional rights may be created, and warrants or other evidence of such rights issued, on such terms, at such prices and in such manner as may be determined by resolution adopted by the Board of Directors, subject to any provisions of law then applicable and subject to any other provisions of these Articles of Incorporation and any provisions of the Bylaws of the corporation.

     C.  Voting Rights and Cumulative Voting.  Each shareholder of record shall
         -----------------------------------
have one vote for each share of stock standing in his/her name on the books of the corporation. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

     D.  Dividends.  Dividends may be paid upon the common stock as and when
         ---------
declared by the Board of Directors out of funds of the corporation legally available therefor.

     E.  Transfer Restrictions.  The corporation shall have the right by
         ---------------------
appropriate action to impose restrictions upon the transfer of any shares of its common stock, or any interest therein, from time to time issued, provided that such restrictions as may from time to time be so imposed or notice of the substance thereof shall be set forth upon the face or back of the certificate representing such shares of common stock.

     F.  Preemptive Rights.  No shareholder of this corporation shall, because
         -----------------
of his/her ownership of stock, have a preemptive right to purchase, subscribe for or take any part of any stock or any part of the notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase stock of this corporation issued, optioned or sold by it after its incorporation. Any part of the common stock and any part of the notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase stock of this corporation authorized by these Articles of Incorporation or any amendment thereto duly filed, may at any time be issued, optioned for sale and sold or disposed of by this corporation pursuant to resolution of its Board of Directors to such persons and upon such terms as may to such Board of Directors seem proper without first offering such stock or security or any part thereof to existing shareholders.

     G.  Registered Shareholders.  Prior to due presentment for registration or
         -----------------------
transfer of shares of stock, the corporation may treat the person registered on its books as the absolute owner of such shares of stock for all purposes, and accordingly, shall not be bound to recognize any legal, equitable or other claim or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by statute; provided however, that whenever any transfer of shares shall be made for collateral security and not absolute, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer, both the transferor and transferee request the corporation to do so.

                                  ARTICLE VI
                                  ----------

                       RIGHTS OF DIRECTORS AND OFFICERS
                       --------------------------------
                       TO CONTRACT WITH THE CORPORATION
                       --------------------------------
                           AND CONFLICTS OF INTEREST
                           -------------------------

     No contract or other transaction between this corporation and one or more of its directors or officers or any corporation, firm, association or entity in which one or more of its directors or officers is a director or officer or is financially interested shall be either void or voidable solely because of such relationship or interest or solely because any such director or officer is present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

     A. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of any interested director or officer;

     B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

     C.  The contract or transaction is fair and reasonable to the corporation.

                                  ARTICLE VII
                                  -----------

                              PARTIAL LIQUIDATION
                              -------------------

     In addition to the other powers now or hereafter conferred upon the Board of Directors by these Articles of Incorporation, the Bylaws of the corporation or by the laws of the State of Colorado, the Board of Directors may from time to time distribute to the shareholders in partial liquidation, out of the stated capital or the capital surplus of the corporation, a portion of the corporate assets, in cash or in kind; subject, however, to the limitations contained in the Colorado Corporation Code.

                                 ARTICLE VIII
                                 ------------

                         INDEMNIFICATION - DIRECTORS,
                         ----------------------------
                            OFFICERS AND EMPLOYEES
                            ----------------------

     In addition to and in no way limiting the powers or authority now or hereafter conferred upon the corporation by these Articles of Incorporation, the Bylaws of the corporation or by the laws of the State of Colorado, the corporation shall possess and may exercise all powers of indemnification of directors, officers, employees, agents and other persons and all powers and authority incidental thereto (including without limitation the power and authority to advance expenses and to purchase and maintain insurance with respect thereto), without regard to whether or not such powers and authority are provided for by the Colorado Corporation Code. The Board of Directors of the corporation is hereby authorized and empowered on behalf of the corporation and without shareholder action to exercise all of the corporation's authority and powers of indemnification.

                                  ARTICLE IX
                                  ----------

                               REGISTERED OFFICE
                               -----------------

     The address of the initial registered office of the corporation is Suite 820, 165 South Union Boulevard, Lakewood, Colorado 80228, and the name of the initial registered agent of the corporation at such address is John A. McChesney.

                                   ARTICLE X
                                   ---------

                              BOARD OF DIRECTORS
                              ------------------

     The initial Board of Directors of the corporation shall consist of three
(3) members who need not be shareholders of the corporation or residents of the State of Colorado.

     The names and addresses of the persons who are to serve as directors of the corporation until the first annual meeting of shareholders, and until their successors shall be elected and shall qualify, are as follows:

                Name                               Address
                ----                               -------
          James A.  Larson                10 Vista Road
                                          Englewood, CO  80110

          John A.  McChesney              1334 Lupine Way
                                          Golden, CO  80401

          Jens H.  Mueller                10700 E. Dartmouth, #AA-101
                                          Aurora, CO  80014

                                  ARTICLE XI
                                  ----------

                                 INCORPORATOR
                                 ------------

     The name and address of the incorporator of the corporation is as follows:

                Name                               Address
                ----                               -------
          Nancy J.  Morrison              9272 East Mansfield Avenue
                                          Denver, Colorado 80237

                                  ARTICLE XII
                                  -----------

                                    BYLAWS
                                    ------

     The Board of Directors of this corporation shall have the power to adopt such prudential Bylaws as may be deemed necessary or convenient for the proper government and management of the business and affairs of this corporation, and to amend, alter or repeal the same at any regular meeting or at any special meeting called for that purpose.

                                 ARTICLE XIII
                                 ------------

                                  AMENDMENTS
                                  ----------

     The corporation reserves the right to amend, alter, change or repeal any provision contained in, or to add any provision to, its Articles of Incorporation from time to time, in any manner now or hereafter prescribed or permitted by the Colorado Corporation Code, and all rights and powers conferred upon directors and shareholders hereby are granted subject to this reservation.

     IN WITNESS WHEREOF, I, the undersigned, being the incorporator designated in Article XI of the annexed and foregoing Articles of Incorporation, have executed said Articles of Incorporation as of this 14th day of January, 1985.

                                                    /s/ Nancy J. Morrison
                                                    ----------------------------
                                                    Nancy J. Morrison

STATE OF COLORADO         ) ss
CITY AND COUNTY OF DENVER )

     I,     Ann M. Bedard           , a Notary Public, hereby certify that Nancy
        ----------------------------
J. Morrison known to me to be the person whose name is subscribed to the annexed and foregoing Articles of Incorporation, appeared before me this day in person and being by me first duly sworn, acknowledged and declared that she signed said Articles of Incorporation as her free and voluntary act and deed for the uses and purposes therein set forth and that the statements therein contained are true.

     My Commission Expires:   June 16, 1987        .
                            -----------------------

     Witness my hand and official seal this 14th day of January, 1985.


                                               /s/ Ann M. Bedard
                                             -----------------------------------
                                             Notary Public

                  CERTIFICATION OF DESIGNATION, VOTING POWERS,
                             PREFERENCES AND RIGHTS
                OF THE 1993 SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                        INTEGRATED MEDICAL SYSTEMS, INC.


  Integrated Medical Systems, Inc., a Colorado corporation (the "Corporation"), pursuant to Article V of its Articles of Incorporation as amended effective October 22, 1993, and Section 74-102 of the Colorado Corporation Act, certifies that on December 21, 1993, the Board of Directors of the Corporation duly adopted the following resolutions providing for the issuance of up to a maximum of 3,500,000 shares of Series C Convertible Preferred Stock to be designated as 1993 Series C Convertible Preferred Stock (the "1993 Series C Preferred Stock"):

        RESOLVED, that a series of the Series C Preferred Stock, par value $0.01 per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof shall be as follows:

1.   DESIGNATION AND AMOUNTS
     -----------------------

  The shares of such series shall be designated as the 1993 Series C Convertible Preferred Stock (the "1993 Series C Preferred Stock") and the number of shares initially constituting such series shall be 3,500,000 which number may be decreased (but not increased) by the Board of Directors without a vote of the stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of 1993 Series C Preferred Stock.

2.   DIVIDENDS AND DISTRIBUTIONS
     ---------------------------

  2.1.   Dividends on Common Stock.  If the Corporation shall at any time or
         -------------------------
from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of capital stock or other securities or property of the Corporation on its Common Stock, then, and in each such case (a "Triggering Distribution"), the holders of shares of 1993 Series C Preferred Stock shall be entitled to receive from the Corporation, with respect to each shares of 1993 Series C Preferred Stock held, the same dividend or distribution received by a holder of the number of shares of Common Stock into which such shares of 1993 Series C Preferred Stock is convertible on the record date for such dividend or distribution. Any such dividend or distribution shall be declared, ordered, paid or made on the 1993 Series C Preferred Stock at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock.

  2.2.   Rights Distributed on Common Stock.  In the event that (i) the
         ----------------------------------
Corporation shall issue rights or warrants to holders of Common Stock entitling them to subscribe for shares of capital stock or (ii) the Corporation shall distribute to all holders of Common Stock evidence of indebtedness or other assets (other than pursuant to Section 2.1) the Corporation shall issue or distribute to the holders of 1993 Series C Preferred Stock the same such rights, warrants, evidence of indebtedness or assets received by a holder of the number of shares of Common Stock into which such holder's shares of 1993 Series C Preferred Stock is convertible on the record date for such issuance or distribution.

  2.3.   Limitations on Dividends.  The holders of shares of 1993 Series C
         ------------------------
Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in Sections 2.1 and 2.2 of this Certificate of Designation of 1993 Series C Convertible Preferred Stock. No dividend shall be paid on the Common Stock or any other Junior Stock unless all dividends payable with respect to the 1993 Series C Preferred Stock have been paid in full.

3.  VOTING RIGHT
    ------------

  In addition to any voting rights provided elsewhere herein and in the Corporation's Articles of Incorporation, as it may be amended or restated from time to time (the "Articles of Incorporation"), and any voting rights provided by law, the holders of shares of 1993 Series C Preferred Stock shall have the following voting rights:

  3.1.  General.  Each share of 1993 Series C Preferred Stock shall entitle the
        -------
holder thereof to one vote for each share of Common Stock into which such share of 1993 Series C Preferred Stock is convertible as of the date of such vote (or the record date, if any, for such vote) on all matters submitted to a vote of the stockholders of the Corporation, with fractional votes cumulated for any holder of more than one share of 1993 Series C Preferred Stock. Except as otherwise provided herein, or by the Articles of Incorporation or by law, the shares of 1993 Series C Preferred Stock and the shares of Common Stock (and any other shares of capital stock of the Corporation at the time entitled thereto) shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

  3.2.   Series Vote.  So long as any shares of 1993 Series C Preferred Stock
         -----------
shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of a majority of the then-outstanding shares of 1993 Series C Preferred Stock, voting as a single class, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, or by written consent, the Corporation shall not: (i) authorize or create any class or series, or any shares of any class or series, of stock having any preference or priority as to dividends or upon redemption, liquidation, dissolution or winding up over the 1993 Series C Preferred Stock ("Senior Stock"); (ii) authorize or create any class or series, or any shares of any class or series, of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the 1993 Series C Preferred Stock ("Parity Stock"); (iii) reclassify any shares of stock of the corporation into shares of Senior Stock or Parity Stock; (iv) authorize any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock or Parity Stock; or (v) amend, alter or repeals the Articles of Incorporation to alter or change the preferences, rights or powers of the 1993 Series C Preferred Stock or to increase the authorized number of shares 1993 Series C Preferred Stock.

4.   REDEMPTION
     ----------

  4.1.   No Redemption Obligations or Rights.  The Corporation shall have
         -----------------------------------
neither the right nor obligation at any time to redeem all or any portion of the 1993 Series c Preferred Stock and any redemption shall be only with the written consent of both the Corporation and the holder of the 1993 Series C Preferred Stock to be redeemed.

5.   REACQUIRED SHARES
     -----------------

  Any shares of 1993 Series C Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the law of the state of Colorado. All such shares shall upon their cancellation become authorized but unissued shares of 1993 Series C Preferred Stock, $0.01 par value, of the Corporation and may be reissued as part of another series of preferred stock of the Corporation subject to the conditions or restrictions on authorizing or creating any class or series, or any shares of any class or series, set forth herein.

6.   LIQUIDATION, DISSOLUTION OR WINDING.
     -----------------------------------

  6.1.   General.  The liquidation, dissolution and winding up preference of
         -------
each share of 1993 Series C Preferred Stock shall be $4.00 per share for the first 1,250,000 shares of 1993 Series C Preferred Stock issued and $5.00 per share for each additional share of 1993 Series C Preferred Stock issued thereafter to be paid in full prior to any distribution on IMS' Common Stock or other classes or series of preferred stock except the Series B Preferred Stock of the Corporation which shall have a preference upon liquidation to the 1993 Series C Preferred Stock equal to $1.00 per share of Series B Preferred Stock plus all accrued unpaid dividends due to holds of Series B Preferred Stock.

  6.2   Mergers, Etc.  Not Liquidations.  Neither the consolidation, merger or
        -------------------------------
other business combination of the Corporation with or into any other Person or Persons nor the sale, lease, exchange or conveyance of all or any part of the property assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 6.

7.   CONVERSION
     ----------

  7.1 Conversion Rights.  Each share of 1993 Series C Preferred Stock, including
      -----------------
any shares issued pursuant to warrants granted to McKesson Corporation, is convertible into one share of Common Stock for each share of 1993 Series C Preferred Stock upon the occurrence of the first to occur of the conditions described in Section 7.2, 7.3 and 7.4 below.

  7.2   Achievement of Profits.  The 1993 Series C Preferred Stock shall be
        ----------------------
deemed to have been converted automatically as of the beginning of any fiscal year of the Corporation following the first year during which the Corporation shall have achieved a pre-tax profit margin of 5.00% of gross revenues, or greater, determined in accordance with Generally Accepted Accounting Principles, consistently applied, which shall be established by an audit by the Corporation's regular independent outside auditors.

  7.3   Completion of Public Offering by Corporation.  Each share of 1993 Series
        --------------------------------------------
C Preferred Stock shall automatically convert into Common Stock at the effective date of a Registration Statement filed under the Securities Act of 1933, as amended, pursuant to which the Corporation makes its initial public offering of equity securities.

  7.4   Optional Conversion.  Each share of 1993 Series C Preferred Stock shall
        -------------------
be converted into Common Stock on the second business day following receipt by the Corporation of written notice from any holder of the 1993 Series C Preferred Stock then outstanding and compliance with Section 7.7 below.

  7.5   Adjustment of Conversion Rate.  The conversion rate of one share of
        -----------------------------
Common Stock for each share of 1993 Series C Preferred Stock upon conversion described in Section 7.1 above (the "Conversion Rate") shall be subject to adjustment from time to time as follows:

        7.5.1.  Adjustment for Stock Dividends and Splits.  If the Corporation:
                -----------------------------------------

             a) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or any shares of its other capital stock;

             (b) subdivides its outstanding shares of Common Stock into a greater number of shares;

             (c) combines its outstanding shares of Common Stock into a smaller number of shares; or

             d) issues by reclassification of its Common Stock any shares of its capital stock;

then the Conversion Rate with respect to the 1993 Series C Preferred Stock in effect immediately prior to such action shall be adjusted so that the holder of 1993 Series C Preferred Stock thereafter converted may receive the number of shares of capital stock of the Corporation which such holder would have owned immediately following such action if such holder had converted the 1993 Series C Preferred Stock immediately prior to such action. For a dividend or distribution, the adjustment shall become effective immediately on the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification. If after an adjustment a holder of 1993 Series C Preferred Stock upon conversion may receive shares of two or more classes of capital stock of the Corporation, the Board of Directors of the Corporation shall determine the allocation of the adjusted Conversion Rate with respect to the 1993 Series C Preferred Stock between or among the classes of capital stock. After such allocation, the Conversion Rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this resolution.

        7.5.2.  Certificates as to Adjustments.  Upon the occurrence of each
                ------------------------------
  adjustment or readjustment of any Conversion Rate pursuant to this Section 7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of 1993 Series C Convertible Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of 1993 Series C Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate for 1993 Series C Convertible Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the 1993 Series C Convertible Preferred Stock.

  7.6.   Adjustment for Mergers.  In case the Corporation shall be a party to
         ----------------------
any transaction (including, without limitation, a merger, consolidation, sale or all or substantially all of the Corporation's assets, liquidation or recapitalization of the Common Stock in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Corporation is a party, exchanged for different securities of the Corporation or common stock or other securities of another corporation or interests in a combination of any of the foregoing) then, as a condition of the consummation of such transaction, lawful and adequate provisions shall be made so that each holder of shares of 1993 Series C Preferred Stock shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged, multiplied by (B) the number of shares of Common Stock into which a share of 1993 Series C Preferred Stock is convertible immediately prior to the consummation of such transaction.

  7.7.   Conversion Procedures.  The holder of any shares of 1993 Series C
         ---------------------
Preferred Stock may exercise such holder's optional right to convert such shares into shares of common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of 1993 Series C Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 7 and specifying the number or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect to any issue or delivery of shares of Common Stock on conversion of 1993 Series C Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five business days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of such shares of 1993 Series C Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of

1993 Series C Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of 1993 Series C Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and accrued dividends in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of 1993 Series C Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common stock are closed or any purpose (but not for any period in excess of 15 calendar days); but the surrender of shares of 1993 Series C Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of 1993 Series C Preferred Stock were surrendered, and at the conversion rate in effect at the date of such surrender.

  7.8.   Payment of Accrued Dividends Upon Conversion.  Upon conversion of any
         --------------------------------------------
shares of 1993 Series C Preferred Stock, the holder thereof shall be entitled to receive any accrued but unpaid dividends in respect of the shares so converted to the date of conversion.

  7.9.   No Fractional Shares.  In connection with the conversion of any
         --------------------
shares of 1993 Series C Preferred Stock, no fractional shares of Common stock shall be issued, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

8.   RESERVATION OF COMMON STOCK
     ---------------------------

  The Corporation shall take all corporate action necessary (including seeking stockholder approval) to increase the authorized capital of the Corporation in order to, and shall at all times thereafter, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the 1993 Series C Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of 1993 Series C Preferred Stock. The Corporation shall from time to time, subject to and in accordance with the law of the state of Colorado, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of 1993 Series C Preferred Stock.

9.   CANCELLATION OF CONVERTED SHARES
     --------------------------------

  All shares of 1993 Series C Preferred Stock converted pursuant to Section 7 shall be canceled and shall not be issuable by the Corporation, and the Articles of Incorporation shall be appropriately amended, if required, to effect the corresponding reduction in the Corporation's authorized capital.

10.   NOTICES OF RECORD DATE
      ----------------------

  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of 1993 Series C Preferred Stock, at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purposes of such dividend or distribution.

11.  PROTECTIVE PROVISIONS
     ---------------------
  So long as any of the 1993 Series C Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 51% of the outstanding shares o~ 1993 Series C Preferred Stock, alter or change the rights, preferences or privileges of the 1993 Series C Preferred Stock. Amendments, modifications or waivers of any of the terms hereof will be binding and effective if the prior written consent of holders of at least 51% of the 1993 Series C Preferred Stock outstanding at the time such action is taken is obtained; provided that no such action will change (a) the rate at which or the manner in which dividends on the 1993 Series C Preferred Stock accrue or the times at which such dividends become payable, unless the prior written consent of the holders of 1009~ of the 1993 Series C Preferred Stock then outstanding is obtained, (b) the Conversion Rate of the 1993 Series C Preferred Stock or the number of shares or class of stock into which the 1993 Series C Preferred Stock is convertible, unless the prior written consent of the holders of 100% of the Series B Preferred Stock then outstanding is obtained or
(c) the percentage required to approve any change described in clauses (a) and
(b) above, unless the prior written consent of the holders of at least 100% of the 1993 Series C Preferred Stock then outstanding is obtained.

  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series C Convertible Preferred Stock to be duly executed by its Vice President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 23rd day of December, 1993.


INTEGRATED MEDICAL SYSTEMS, INC.

By
   -----------------------
    Senior Vice President


Attest:

   -----------------------
   Assistant Secretary


STATE OF COLORADO              )
                               ) ss.
City and County of Denver      )

  Before me Kathleen K. McCracken, a Notary Public in and for such County and State personally appeared Charles I. Brown and Donald S. Chenowith, who acknowledged before me that they are the Senior Vice President and Assistant Secretary, respectively, of Integrated Medical Systems, Inc. and that they signed the foregoing Statement of Designation, Voting Powers, Preferences and Rights of the Series C Preferred Stock of Integrated Medical Systems, Inc. as their free and voluntary act and deed and that the facts stated therein are true and correct.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal this

23rd day of December, 1993.

  Witness my hand and official seal.

  My Commission Expires:  11-16-96


  [Seal of
   NOTARY PUBLIC                 /s/ Kathleen K. McCracken
                                 -------------------------
   KATHLEEN K. McCRACKEN
                                 Notary Public
   STATE OF COLORADO]
                                 1610 WYNKOOP St. No. 200
                                 ------------------------

                                 Address

                                 Denver, CO  80202
                                 -----------------

              STATEMENT OF DESIGNATION, VOTING POWERS, PREFERENCES
                   AND RIGHTS OF THE SERIES B PREFERRED STOCK
                      OF INTEGRATED MEDICAL SYSTEMS, INC.


     Integrated Medical Systems, Inc., a Colorado Corporation (the "Company"), pursuant to Article V of its Articles of Incorporation and Section 7-4-102 of the Colorado Corporation Act, certifies that on October 22, 1986, the Board of Directors of the Company duly adopted the following resolutions by unanimous written consent providing for the issuance of up to a maximum of 2,000,000 shares of Preferred Stock to be designated as Series B Preferred Stock (the "Series B Preferred Stock"):

          RESOLVED, that the Company is hereby authorized and empowered to issue up to a maximum of 2,000,000 shares of Series B Preferred Stock; and

          BE IT FURTHER RESOLVED, that the powers and designations, preferences and rights, qualifi-cations, limitations, and restrictions on the shares of Series B Preferred Stock shall be as follows:

     1.   Par Value and Liquidation Value.  The Series B Preferred Stock shall
          -------------------------------
have a par value of One Dollar ($ 00) pe,r share and a value on liquidation of One Dollar, ($1.00) per share plus accrued and unpaid dividends (the "Liquidation Value").

     2.   Dividends.  The Series B Preferred Stock shall earn cumulative
          ---------
dividends at a rate of ten percent (10%) of the Liquidation Value (i.e., ten cents ($.10) per share annually) beginning July 1, 1988, which shall be payable quarterly each September 30, December 31, March 31 and June 30 thereafter until and unless converted into the Company's no par value common stock (the "Common Stock"). No interest shall be earned or paid on the Series B Preferred Stock prior to July 1, 1988. Once dividends accrue on the Series B Preferred Stock, all payments of dividends on the Series B Preferred Stock and the outstanding Series A Preferred Stock (the "Series A Preferred Stock") shall be made in pari
                                                                        -------
passu among the holders of the Series A Preferred Stock and the holders of the
-----
Series B Preferred Stock and no holder of Series A Preferred Stock or holder of Series B Preferred Stock shall he preferred over the other.

     3.   Voting Rights.  Each share of the outstanding Series B Preferred Stock
          -------------
shall have identical and equal voting rights with each share of the Company's outstanding Series A Preferred Stock and each share of its outstanding Common Stock.

     4.   Preemptive or Purchase Rights.  No holder of a share or shares of
          -----------------------------
Series B Preferred Stock shall, because of his or her ownership of such Stock, have a preemptive right to purchase, subscribe for or take any part of any capital stock of the Company nor shall any such holder have a preemptive right to purchase, subscribe for or take any part of notes, debentures, bonds or any other securities of the Company, including, limited to, securities convertible into or carrying options or warrants to purchase capital stock of the Company.

     5.   Rights on Liquidation, Dissolution and Winding-up of the Company.
          ----------------------------------------------------------------
Upon any liquidation, dissolution or winding-up of the Company, the holders of the Series B Preferred Stock will be entitled to be paid, before any distribution or payment is made to the holders of the Series A Preferred Stock or the holders of the Common Stock, an amount in cash equal to the aggregate Liquidation Value of all the Series B Preferred Stock then outstanding, and the holders of the Series B Preferred Stock will not be entitled to any further or additional payment.

     6.   Conversion of Series B Preferred Stock into Common Stock.  The holders
          --------------------------------------------------------
of the series s Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          6.1  Right to Convert.  Each share of Series B Preferred Stock shall
               ----------------
be convertible, at the option of the holder thereof, at any time after the issuance of such shares, at the office of the Company or any transfer agent for the Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing one dollar ($1.00) by the conversion price (as defined in Section 6.2 below) in effect at the time of the conversion.

          6.2  Series B Conversion Price.  The price for converting each share
               -------------------------
of Series B Preferred Stock into a share of Common Stock (the "Series B Conversion Price") shall initially be one dollar and fifty cents ($1.50) and the Series B Conversion Price shall be subject to adjustment as provided in Section
6.6 below.

          6.3  Automatic Conversion.  Each share of Series B Preferred Stock
               --------------------
shall automatically be converted into shares of Common Stock at its then effective Series B Conversion Price immediately upon the closing of a firm commitment to underwrite a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock of the Company, in an aggregate amount of at least Three Million Dollars ($3,000,000) at a price to the public of at least 200% of the Series B Conversion Price as adjusted only for stock splits, dividends and combinations.

          6.4  Mechanics of Conversion.  Before any holders of Series B
               -----------------------
Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Company at such office that such elects to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          6.5  Fractional Shares.  No fractional shares of Common Stock shall be
               -----------------
issued upon conversion of the Series B Preferred Stock. Fractional shares shall not be issued; and in lieu of fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to said fraction multiplied by the then applicable Series B Conversion Price.

          6.6  Adjustment of Series B Conversion Price.  The Series B Conversion
               ---------------------------------------
Price for each share of Series B Preferred Stock, whether or not issued, shall be subject to adjustment from time to time as follows:

          6.6.1 If the Company shall issue any Common Stock (or other securities referred to in Sections 6.6.1.3(i) and 6.6.1.3(ii) below) other than "Excluded Stock" (as defined in Section 6.6.2 below) for a consideration per share less than the Series B Conversion Price in effect immediately prior to the issuance of such Common Stock or other securities, then the Series B Conversion Price in effect immediately after such issuance shall be reduced to a price (calculated to the nearest cent) determined by dividing (a) an amount equal to the sum of
(1) the number of shares of Common Stock or such other securities outstanding immediately prior to such issue multiplied by the then existing Series B Conversion Price, and (2) the consideration, if any, received by the Company upon said issue, by (b) the total number of shares of Common Stock or such other securities outstanding immediately after such issue.

          For the purposes of any adjustment of the Series B Conversion Price pursuant to this Section 6.6.1, the following provisions shall be applicable:

                6.6.1.1 In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor without deducting any discounts or commissions paid or incurred by the Company in connection with the issuance and sale thereof.

                6.6.1.2 In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof. The fair value of any consideration other than cash will be determined jointly by the Company and the holders of a majority of the outstanding Series B Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an appraiser jointly selected by the Company and the holders of a majority of the outstanding Series B Preferred Stock. The cost of such appraisers shall be borne by the Company.

                6.6.1.3 In the case of the issuance of (a) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock), (b) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (c) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                        (i) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 6.6.1.1 and 6.6.1.2 above), if any, received by the Company upon the issuance of such options, or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                        (ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options of rights (excluding any cash received on account of accrued interest, or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 6.6.1.1 and 6.6.1.2

               6.6.2     "Excluded Stock" shall mean:

                    6.6.2.1 All shares of Common Stock issued and outstanding as of the date hereof;

                    6.6.2.2 All shares of Common Stock that may be issued pursuant to the conversion of three convertible notes dated April 30, 1986, in the aggregate principal amount of One hundred Fifty Thousand Dollars ($150,000) (the "Convertible Notes");

                    6.6.2.3 All shares of Common Stock into which the Series A Preferred Stock and this Series s Preferred Stock are convertible;

                    6.6.2.4 All shares of Common Stock that may be issued pursuant to the exercise of warrants held by the limited partners of IMS Rental Partners, Ltd., a Colorado Limited Partnership;

                    6.6.2.5 An aggregate of 50,000 shares of Common Stock that may be issued to Columbia Group, Ltd. pursuant to an agreement dated August 11, 1986; and

                    6.6.2.6 An aggregate of 450,000 shares of Common Stock issued or to be issued under any employee, consultant or director incentive arrangement or plan adopted by the Company's Board of Directors for an exercise price of not less than $1.00 per share, including, without limitation, the Company "1986 Incentive Stock Option Plan."

                    6.6.2.7 An aggregate of 240,000 shares of Common Stock issued or to be issued to Welsh, Carson, Anderson & Stowe IV and affiliated purchasers for consideration of $1.25 per share.

                               All shares of Excluded Stock specified in
paragraphs 6.6.2.1 through 6.6.2.3 inclusive, and 6.6.2.7 shall be deemed to be outstanding for all purposes of the computations of Section 6.6.1 above.

          6.6.3 If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then on the date such payment is made or such change is effective, the Series B Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of any shares of Series B Preferred Stock shall be increased in proportion to such increase of outstanding shares.

          6.6.4 It the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then on the effective date of such combination, the Series B Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of any shares of Series B Preferred Stock shall in decreased in proportion to such decrease of outstanding shares.

          6.6.5  The Company shall comply with the provisions of Section
6.6.1 above if the Company shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall propose to distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock).

          6.6.6 If at any time after the date hereof there occurs any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock), or the sale or other disposition of all or substantially all of the properties and assets of the Company as an entity to any other person, the shares of Series B Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if, immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition, such holder had converted his shares of Series B Preferred Stock into Common Stock. The provisions of this
Section 6.6.6 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

          6.6.7 All calculations under this Section 6 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

     7.   Minimal Adjustments.  No adjustment in the Series B Conversion Price
          -------------------
need be made if such adjustment would result in a change in the Series B Conversion Price of less than $.0001 per share. Any adjustment of less than $.001 that is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $.001 or more in the Series B Conversion Price.

     8.  No Impairment.  The Company shall not, by amendment of its Articles of
         -------------
Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series B Preferred Stock against impairment.

     9.  Certificate as to Adjustment.  Upon the occurrence of each adjustment
         ----------------------------
or readjustment of the Series B Conversion Price pursuant to this Section 9, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of affected Series B Preferred Stock a certificate, which shall be certified by the Company's accountants if requested by such holder, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustments and readjustments,
(b) the Series B Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Series B Preferred Stock.

     10.  Notices of Record Date.  In the event of any taking by the Company of
          ----------------------
a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Company shall mail to each holder of Series B Preferred Stock, at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     11.  Reservation of Stock Issuable upon Conversion.  The
          ---------------------------------------------
Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     12.  Notices.  Any notice required to be given to the holder of shares of
          -------
Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

     13.  Protective Provisions.  So long as any of the Series B Preferred Stock
          ---------------------
shall be outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least fifty one percent (51%) of the outstanding shares of Series B Preferred Stock, alter or change the rights, preferences or privileges of the Series B Preferred Stock.

     14.  No Reissuance of Preferred Stock.  No share or shares of Series B
          --------------------------------
Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Company shall be authorized to issue.

     15.  Amendment and Waiver.  Amendments, modifications or waivers of any of
          --------------------
the terms hereof will be binding and effective if the prior written consent of holders of at least 51% of the Series B Preferred Stock outstanding at the time such action is taken is obtained; provided that no such action will change (a) the rate at which or the manner in which dividends on the Series B Preferred Stock accrue or the times at which such dividends become payable, unless the prior written consent of the holders of at least 91% of the Series B Preferred Stock then outstanding is obtained, (b) the Conversion Price of the Series B Preferred Stock or the number of shares or class of stock into which the Series B Preferred Stock is convertible, unless the prior written consent of the holders of at least 91% of the Series B Preferred Stock then outstanding is obtained or (c) the percentage required to approve any change described in clauses (a) and (b) above, unless the prior written consent of the holders of at least 91% of the Series B Preferred Stock then outstanding is obtained.

Dated: October 22, 1986


                              INTEGRATED MEDICAL SYSTEMS, INC.,
                              a Colorado corporation



                              By:   /s/ John A. McChesney
                                 ------------------------------
                                    John A. McChesney
                                    President


S E A L


ATTEST:


   /s/ James A. Larson
-----------------------
James A. Larson
Secretary


STATE OF COLORADO            )
CITY AND COUNTY OF JEFFERSON )

     Before me, Ruth Hanna, a Notary Public in and for such County and State personally appeared John A. McChesney and James A. Larson, who acknowledged before me that they are the President and Secretary, respectively, of Integrated Medical Systems, Inc., and that they signed the foregoing Statement of Designation, Voting Powers, Preferences and Rights of the Series B Preferred Stock of Integrated Medical Systems, Inc. as their free and voluntary act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 22nd day of October, 1986.



                                         /s/ Ruth Hanna
                                         ---------------
                                         Notary Public
S E A L


My commission expires: My Commission expires February 21, 1989